WOODS OVIATT GILMAN LLP
                             700 Crossroads Building
                            Rochester, New York 14614


                                                                       EXHIBIT 5

                                September 7, 2001


Daniel Green Company
450 North Main Street
Old Town, Maine 04468

     Re:  300,000 Shares of Common Stock, Par Value
          $2.50 Per Share of Daniel Green Company

Dear Sir or Madam:

     We refer to the Registration Statement on Form S-8 ("Registration Statement") filed by Daniel Green Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the
"Securities Act"), relating to the registration of 300,000 shares of common stock, par value $2.50 per share (the "Shares"), of the Company which may be issued upon exercise of stock options granted to employees, outside directors or consultants of the Company pursuant to the 2001 Long-Term Incentive Plan (the "Plan").

     We are familiar with the proceedings to date with respect to the Plan and the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, we are of the opinion that the Shares will be, as and when acquired in accordance with the terms and conditions of the Plan, legally issued, fully paid and non-assessable under the Massachusetts General Laws. In rendering this opinion, we have assumed that the corporate law of Massachusetts in this regard is the same as that of New York State.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,

                             WOODS OVIATT GILMAN LLP



                                       8